Exhibit 99.1

Iris Acquisition Corp II Announces Pricing of $150,000,000 Initial Public Offering

Dubai, United Arab Emirates, Feb. 02, 2026 (GLOBE NEWSWIRE) -- Iris Acquisition Corp II (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 15,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant, which becomes exercisable on the later of the completion of the Company’s initial business combination or 12 months after the Effective Date (defined below) will entitle the holder thereof to purchase one Class A ordinary share at $11.50 per share. The units are expected to trade on the New York Stock Exchange LLC (“NYSE”) under the ticker symbol “IRABU” beginning February 3, 2026. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be traded on NYSE under the symbols “IRAB” and “IRABW,” respectively. The offering is expected to close on February 4, 2026, subject to customary closing conditions.

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC is acting as sole book-running manager for the offering.

The Company has granted the underwriter a 45-day option to purchase up to an additional 2,250,000  units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026 (the “Effective Date”) . The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at capitalmarkets@cohencm.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Iris Acquisition Corp II

Iris Acquisition Corp II is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. The Company’s management team is led by Sumit Mehta, its Chief Executive Officer, Rohit Nanani, its Chairman of the Board of Directors (the “Board”), Lisha Parmar, its Chief Financial Officer and Omkar Halady, its Vice President and Secretary. In addition, the Board includes Manish Shah, Janine Yorio, Allen Wang, and Robert Henry.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Iris Acquisition Corp II, including those set forth in the Risk Factors section of Iris Acquisition Corp II’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Iris Acquisition Corp II undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Omkar Halady - VP & Company Secretary
omkarh@irisspac.com